Exhibit 10.2.1
AMENDMENT NO. 2 TO THE
TRINITY INDUSTRIES, INC.
DIRECTORS’ RETIREMENT PLAN
     Pursuant to the provisions of Section 12 thereof, the Trinity Industries, Inc. Director’s Retirement Plan (the “Plan”) is hereby amended effective as of August 9, 2005 in the following respects only:
     FIRST: The first sentence of Section 1 of the Plan is hereby amended by adding the following to the end thereof:
; provided, however, directors elected to the Board of Directors after August 8, 2005 shall not be eligible to participate in the Plan.
     SECOND: In all other respects, the terms of the Plan are ratified and confirmed.
     IN WITNESS WHEREOF, this Amendment has been executed this 9th day of August, 2005.

TRINITY INDUSTRIES, INC.

By	/s/ Michael G. Fortado

Vice President and Corporate Secretary